EXHIBIT (99)
Clark Equipment Company
100 North Michigan St.
P.O. Box 7008
South Bend, Indiana 46634


                                 NEWS RELEASE


Contact:  Joe Fimbianti                      Release Date:  Immediate
          219-239-0176


                           CLARK EQUIPMENT EXPECTS
               STRONGER-THAN-ANTICIPATED THIRD QUARTER EARNINGS


SOUTH BEND, INDIANA, September 23, 1994 -- Clark Equipment Company (NYSE:
CKL) today announced it expects stronger-than-anticipated third quarter earnings due to significantly improved productivity, pricing and demand in key domestic and European markets. The announcement was made by Leo J. McKernan, Clark Chairman, President and Chief Executive Officer.

Noting that the cyclical upturn in major Clark markets is offsetting traditional seasonal effects, Mr. McKernan pointed out that Clark third quarter earnings also include the first full quarter of results from its recent acquisition, Blaw-Knox Construction Equipment Company.

Clark Equipment Company designs, manufactures and markets skid-steer loaders, construction machinery, asphalt paving equipment, and axles and transmissions for off-highway equipment.




























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